Exhibit 99.1

Olin to Present at Buckingham Research Luncheon

    NORWALK, Conn.--(BUSINESS WIRE)--Nov. 11, 2003--Olin Corporation's (NYSE: OLN) senior management will make a presentation at meetings with investors sponsored by Buckingham Research on Tuesday, November 18 in New York City. Attending the meetings will be Joseph D. Rupp, President and Chief Executive Officer; Anthony W. Ruggiero, Executive Vice President and Chief Financial Officer; John McIntosh, President, Chlor Alkali Products; and Richard E. Koch, Vice President Investor Relations and Public Affairs.
    Copies of the presentation slides will be available to all investors, news media and the general public on Olin's web site www.olin.com in the Investor section under Recent Press Releases and Speeches on November 18 at approximately noon.
    Olin Corporation is a manufacturer concentrated in three business segments: Metals, Chlor Alkali Products and Winchester. Metals products include copper and copper alloy sheet, strip, foil, and rod, welded tube, fabricated parts, metal packages and stainless steel strip. Chlor Alkali Products manufactures chlorine and caustic soda, sodium hydrosulfite, hydrochloric acid and bleach products. Winchester products include sporting ammunition, canister powder, reloading components, small caliber military ammunition and industrial cartridges.

    CONTACT: Olin Corporation
             Investor Contact:
             Richard E. Koch, 203-750-3254
             or
             Press Contact:
             Thomas J. Fitzgerald, 203-750-3831